                                                                EXHIBIT 10.05

                              EMPLOYMENT AGREEMENT


        This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 10th day of June 1996, by and between PACIFICARE HEALTH SYSTEMS, INC., a Delaware corporation (the "Company"), with its principal place of business located at 5995 Plaza Drive, Cypress, California 90630 and Linda Lyons, M.D., F.A.C.P. ("Executive"), residing at 14886 De La Valle Place, Del Mar, California 92014.


                                    RECITALS

        WHEREAS, the Company desires to employ Executive in the capacity of Senior Vice President, Health Services.

        WHEREAS, the Company and Executive are entering into this Agreement to establish the terms and conditions of the desired employment relationship.

        NOW, THEREFORE, in consideration of the following covenants, conditions and promises contained herein, and other good and valuable consideration, the Company and Executive hereby agree as follows:


1.      EMPLOYMENT

        1.1 Executive's General Duties. The Company hereby employs Executive and Executive hereby agrees to serve the Company in the capacity of Senior Vice President, Health Services of the Company having such usual and customary duties and authority as an officer of similar capacity in a corporation of comparable size, holdings, and business as that of the Company.

        Executive shall do and perform all services, acts, or things necessary or advisable to manage and conduct the business of the Company and shall preside over such other areas of corporate activity as specified from time to time by the Board of Directors of the Company. During the term of this Agreement, Executive shall perform such additional or different duties, and accept the election or appointment to such other offices or positions, as are mutually agreed upon by Executive and the Company.

        1.2 Devotion of Executive. During the term of this Agreement, Executive shall devote her entire productive time, ability, and attention to the business of the Company. Executive shall use her best efforts, skills, and abilities to promote the general welfare and interests of the Company and to preserve, maintain, and foster the Company's business and business relationships with all persons and entities associated therewith, including, without limitation, employer groups, medical service providers, shareholders, affiliates, officers, employees, and banks and other financial institutions. The Company shall give Executive a reasonable opportunity to perform her duties and shall neither expect Executive to devote more time, nor assign more duties or functions to Executive, than are customary and reasonable for an executive in Executive's position.

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2.      TERM AND TERMINATION

        2.1 Term. The term of Executive's employment under this Agreement shall commence on June 10, 1996 and shall continue unless terminated as provided in
Section 2.2.

        2.2 Termination. This Agreement shall be terminated upon the occurrence of any one of the following events:

               a. The death of the Executive.

               b. Executive becomes incapacitated or disabled, which incapacity or disability prevents Executive from fully performing her duties to the Company for a period in excess of 90 days and, after such 90-day period, the Company and a physician, duly licensed and qualified in the specialty of Executive's incapacity, decide in their reasonable judgments, that such incapacity will be permanent or of such continued duration as to prevent Executive from resuming the rendition of services to the Company for at least an additional six-month period. For purposes of this Agreement, Executive shall be deemed permanently disabled, and this Agreement terminated upon the date Executive receives written notice from the Company that such determination has been made.

               c. Executive habitually neglects her duties to the Company or engages in gross misconduct during the term of this Agreement. For the purposes of this Agreement, "gross misconduct" shall mean Executive's conviction of any criminal offense, misappropriation of funds, securities fraud, insider trading, unauthorized possession of corporate property or the sale, distribution, possession or use of a controlled substance (whether or not such felony or criminal offense is committed in connection with Executive's duties hereunder or in the course of her employment with the Company). In such event, Executive's termination shall be effective immediately upon receipt of written notice from the Company.

               d. Either party hereto may terminate this Agreement, with or without cause, upon 30 days prior written notice to the other party. Executive's termination shall be effective 60 days after receipt of such notice.

        2.3 Effect of Termination. No termination of this Agreement shall affect or impair any rights or obligations of the parties respecting certain compensation accruing prior thereto or continuing thereafter in accordance with the terms set forth in Section 3.2 and Section 4.


3.      COMPENSATION

        3.1    Compensation During the Term of this Agreement

               a. As long as Executive satisfactorily performs all of her obligations hereunder, the Company shall pay Executive an annual base salary, as determined by the compensation committee of the board of directors, payable in equal installments on the Company's regular payroll dates, which as of the date hereof is $260,000. On an annual basis beginning in January, 1997, the Company's compensation committee shall review Executive's salary, but shall be under no obligation to increase Executive's salary. In addition, Executive will receive an advance to her annual base salary in the amount of $50,000 (the "Advance"). The Advance will be payable in three installments: $20,000 payable on July 10, 1996; $10,000 on December 10, 1996; and $20,000 on
        June 10, 1997. If Executive voluntarily leaves the

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        Company or Executive is terminated pursuant to the provisions of Section
        2.2(c) hereof prior to June 10, 1997, Executive shall be required to repay the Advance in full or such portion of the Advance which has been paid to Executive.

               Executive authorizes the Company to take such deductions and withholdings from her salary as are required by law, directed by Executive, or as reasonably directed by the Company for its employees, which deductions shall include, without limitation, withholding for federal and state income taxes and social security.

               b. On June 10, 1996 (the "Grant Date"), the Company will grant to Executive non-qualified options to purchase 20,000 shares of the Company's Class B Common Stock, par value $0.01 per share (the "Options"). On the first anniversary of the Grant Date, 25 percent of the Options shall become vested and an additional 25 percent of the Options shall become vested on each succeeding anniversary of the Grant Date until the fourth anniversary of the Grant Date when all the Options shall become vested. The Options shall be subject to the 1989 Stock Option Plan (as defined herein) and are evidenced by a stock option agreement between Executive and the Company.

               c. The Company will provide Executive up to $2,000 per month to reimburse you for hotel, lodging, meals, flights and other expenses related to Executive's transition with the Company (the "Transition Expenses"). Transition Expenses will be reimbursed by the Company through June 10, 1998. The Company shall not be obligated to make any such reimbursement unless Executive presents corresponding expense statements and such other supporting information as the Company may from time to time reasonably request.

               d. During the first two years of employment with the Company, Executive will be eligible for relocation services as set forth in the letter of employment, dated May 10, 1996 (the "Relocation Services"). In addition, Executive shall also receive a relocation allowance of $13,000 (the "Relocation Allowance"). If Executive voluntarily leaves the Company or Executive is terminated pursuant to the provisions of Section 2.2(c) hereof prior to two years from the commencement of such relocation services (the "Relocation Services Commencement Date"), Executive shall reimburse the Company for the full gross amount of all relocation services provided to Executive, including the Relocation Allowance.

               e. Executive shall be reimbursed for non-recurring closing costs, up to two percent of the purchase price of a home for fees related to mortgage placement and normal non-recurring closing costs.

               f. Executive shall be entitled to fully participate in all of the employee benefit plans and programs available to other high-level executives of the Company, including, without limitation, health, dental, and life insurance benefits for Executive and Executive's dependents, pension and profit sharing programs, and vacation and sick leave benefits. The terms of this Agreement, however, shall not restrict the Company's right to change, amend, modify, or terminate any existing benefit plan or program, or to change any insurance company or modify any insurance policy adopted incident to such existing benefit plan and program.

               g. The Company shall provide Executive with a $600 per month automobile allowance. The Company shall furnish Executive's automobile with a cellular car telephone. Executive shall provide and maintain automobile insurance for Executive's car including collision, comprehensive liability, personal and property damage, and uninsured and underinsured motorist coverage in amounts customarily obtained to cover such contingencies

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

        in California. Executive shall provide proof of such coverage to the Company upon the Company's request.

               h. The Company shall pay for or reimburse Executive for all other reasonable travel, entertainment, and other business expenses incurred or paid for by Executive in connection with the performance of her services under this Agreement. The Company shall not be obligated to make any such reimbursement unless Executive presents corresponding expense statements or vouchers and such other supporting information as the Company may from time to time reasonably request. The Company reserves the right to place subsequent limitations or restrictions on business expenses to be incurred or reimbursed.

               i. Executive shall be entitled to participate fully in the Company's Amended Long-Term Performance Incentive Plan, as amended (the "LTPIP"), as from time to time may be amended, modified or replaced, in accordance with the terms and conditions set forth herein and therein. Beginning with the 1996 through 1998 performance cycle and for each successive performance cycle, the target bonus award which Executive may be eligible to receive under the LTPIP, if the performance objectives for the performance cycle are achieved, shall be 25 percent of the average of Executive's annual base salary for the three years of the performance cycle up to a maximum bonus award of 50 percent of the average of Executive's annual base salary for the three years of the performance cycle. If the percentage of salary for the target and maximum award under the LTPIP is changed, such change shall be reflected on Schedule I attached hereto.

               j. Executive shall be entitled to participate fully in the Company's Amended Management Incentive Compensation Plan, as amended (the "MICP"), as may be amended, modified, or replaced, in accordance with the terms and conditions set forth herein and therein. Beginning with the Company's 1996 fiscal year and during the term of this Agreement, the target bonus award which Executive may be eligible to receive under the MICP, if the performance objectives for the fiscal year are achieved, shall be 30 percent of Executive's annual base salary applicable at the end of the fiscal year preceding the payment of the award up to a maximum bonus award of 60 percent of Executive's annual base salary applicable at the end of the fiscal year preceding the payment of the award. If the percentage of salary for the target and maximum award under the MICP is changed, such change shall be reflected on Schedule I attached hereto.

               k. Executive shall be entitled to participate in the Second Amended and Restated 1989 Stock Option Plan for Officers and Key Employees of PacifiCare Health Systems, Inc., as amended (the "1989 Stock Option Plan"), as such plan from time to time may be amended, modified or replaced, in accordance with the terms and conditions set forth herein and therein.

               l. During the term of this Agreement, the Company shall insure Executive under its general liability insurance for all conduct committed in good faith while acting in the capacity as Senior Vice President, Health Services or in any other capacity to which Executive may be appointed or elected.

               m. In the event Executive is involuntarily terminated, without cause, except in the case of death or incapacity or disability, the Company shall provide outplacement services to Executive to assist Executive in securing a position comparable to the one from which she was terminated. The Company shall be obligated to provide those outplacement services as customarily provided by companies of similar size and holdings as those of the Company to executives with comparable responsibility and longevity as Executive and for reasonable cost as approved by the Company. The Company's provision of such


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

        outplacement services shall not limit, restrict, or reduce, in any manner, any and all other compensation to which Executive is entitled hereunder.

               n. As part of the compensation for services rendered under this Agreement, Executive shall be entitled to participate in the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan, and the trust agreement implemented pursuant thereto, adopted as of June 1, 1985, as from time to time may be amended modified, or replaced, in accordance with the terms and conditions set forth therein.

               o. Executive shall be entitled to the benefits provided under the Company's Statutory Restoration Plan, as such plan from time to time may be amended, modified or replaced, in accordance with the terms set forth herein and therein.

        3.2  Compensation Following Termination

               a. In the event that this Agreement is terminated by reason of Executive's death, Executive's estate or legal representative shall be entitled to receive the following:

                      1. Payment of benefits under the life insurance policy
               purchased by the Company on Executive's behalf, if any;

                      2. Payments of benefits under the LTPIP and the MICP set
               forth in Sections 3.1(i) and 3.1(j), respectively, which will be deemed to have accrued as of the date of Executive's death;

                      3. Executive's legal representative shall be permitted to
               exercise any vested and unexercised options under the 1989 Stock Option Plan set forth in Section 3.1(j); and

                      4. If Executive's death occurs prior to June 10, 1997,
               Executive's estate or legal representative will not be required to repay the Advance.

                      5. If Executive's death occurs within two years of the
               Relocation Services Commencement Date, Executive's estate or legal representative will not be required to repay any amounts paid by the Company for Relocation Services for Executive or the Relocation Allowance.

               b. In the event that Executive is terminated because of an incapacity or disability, the Company shall provide Executive with the following:

                       1. Payment of benefits under the disability insurance
               policy maintained by the Company on Executive's behalf, if any;

                       2. Payment of benefits under the LTPIP and the MICP set
               forth in Sections 3.1(i) and 3.1(j), respectively, which will be deemed to have accrued as of the effective date of such termination;

                       3. The right to exercise any vested and unexercised
               options under the 1989 Stock Option Plan in accordance with the terms stated therein;

                       4. Payment of the automobile allowance as provided under
               Section 3.1(g) for a period of 12 months following the effective date of such termination; and

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

                      5. If Executive is disabled or incapacitated prior to June
               10, 1997, Executive will not be required to repay the Advance.

                      6. If Executive is disabled or incapacitated within two
               years of the Relocation Services Commencement Date, Executive will not be required to repay any amounts paid by the Company for Relocation Services for Executive or the Relocation Amount.

               c. In the event this Agreement is terminated because of Executive's habitual neglect or gross misconduct pursuant to Section 2.2(c) or because of Executive's voluntary termination, the Company shall be relieved from any and all further or future obligations to compensate Executive; provided, however, that Executive shall be able to exercise any vested and unexercised awards under the 1989 Stock Option Plan in accordance with the terms set forth therein. In addition, if this Agreement is terminated pursuant to the provisions contained in this Section 3.2(c) prior to June 10, 1997, Executive will be required to repay the Advance or any portion which has been paid in full. Further, if this Agreement is terminated pursuant to the provisions contained in this Section 3.2(c) within two years of the Relocation Services Commencement Date, Executive will be required to repay any amounts paid by the Company for Relocation Services for Executive and the Relocation Amount.

               d. In the event that the Company terminates Executive, for any reason other than Executive's incapacity or disability or misconduct as described in Sections 2.2(b) and 2.2(c), respectively, Executive shall be entitled to the following severance compensation:

                      1. Executive's then current annual salary under Section
                3.1(a) for a period of 12 months following the effective date of such termination;

                      2. Payment of benefits under the LTPIP and the MICP set
               forth in Sections 3.1(i) and 3.1(j), respectively, which will be deemed to have accrued as of the effective date of such termination;

                      3. The right to exercise any vested and unexercised
               options under the 1989 Stock Option Plan in accordance with their terms within one year of the effective date of such termination;

                      4. Notwithstanding the foregoing, in the event Executive
                engages in employment with a competitor of the Company during the 12 month benefit period, the severance compensation available to Executive under this Section 3.2(d) shall be reduced by the amount of any and all gross earnings Executive earns while engaged in employment with any such competitor or competitors. For the purposes of this Section 3.2(d)(4), a "competitor of the Company" shall include, without limitation, an health maintenance organization, competitive medical plan, or preferred provider organization, or health or life insurance company which owns a managed care plan or program. Executive agrees to provide immediate notice to Company upon receipt of any gross earnings received by Executive from a competitor of Company;

                      5. Payment of the automobile allowance as provided in
                Section 3.1(g) for a period of 12 months following the effective date of such termination;


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

                      6. The Company shall provide to Executive the outplacement services described in Section 3.1(m); and

                      7. If Executive's termination occurs prior to June 10,
                1997, Executive will not be required to repay the Advance.

                      8. If Executive's termination occurs within two years of
                the Relocation Services Commencement Date, Executive will not be required to repay any amounts paid by the Company for Relocation Services for Executive or the Relocation Amount.

               e. Notwithstanding anything which may be expressed in, or inferred from the provisions expressed in, or inferred from the provisions of this Section 3.2 or Section 4.1, this Agreement should not be construed to limit, restrict, or deny Executive any benefits to which she otherwise may be entitled to under the LTPIP, the MICP, the 1989 Stock Option Plan, the Company's pension plan or otherwise which arise from circumstances not addressed in this Agreement.


4.      TERMINATION AS A RESULT OF A CHANGE OF CONTROL OR
        FOR GOOD CAUSE

        4.1 Executive's Rights. In the event that, during the term of this Agreement, the Company undergoes a "change of ownership or control," as that term is defined in Section 4.3, Executive shall be entitled to the following compensation if within 24 months after the consummation of such change Executive is involuntarily terminated, except as provided in Section 4.2, or Executive voluntarily terminates her employment for "good cause" as defined in Section 4.4:

               a. Executive's then current annual salary under Section 3.1(a) for a period of 12 months following the effective date of such termination;

               b. Payment of health insurance premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for Executive and Executive's dependents for a period of 12 months following the effective date of such termination;

               c. Annual payment of benefits under the LTPIP set forth in
        Section 3.1(i) for each performance period of the LTPIP for a period of 12 months following the effective date of such termination;

               d. Annual payment of benefits under the MICP set forth in Section 3.1(j), for a period of 12 months following the effective date of such termination;

               e. The right to exercise any and all granted and unexercised stock options, under the 1989 Stock Option Plan in accordance with their terms (whether or not such options are actually vested), as if all such unexercised stock options are fully vested within one year of the effective date of such termination;

               f. Payment of the automobile allowance as provided under Section 3.1(g) for a period of 12 months following the effective date of such termination;

               g. The Company shall provide to Executive the outplacement services described in Section 3.1(m); and


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

               h. If Executive's termination is a result of a Change of Control or Executive voluntarily terminates for "good cause" and such termination occurs prior to June 10, 1997, Executive will not be required to repay the Advance.

               i. If Executive's termination is a result of a Change of Control or Executive voluntarily terminates for "good cause" and such termination occurs within two years of the Relocation Services Commencement Date, Executive will not be required to repay any amounts paid by the Company for Relocation Services for Executive or the Relocation Amount.

        4.2 Limitation of Benefits. In the event that Executive is terminated within 12 months after a change of ownership or control of the Company, and such termination results from either Executive's incapacity or disability or habitual neglect or gross misconduct, then, notwithstanding anything in this Section 4 to the contrary, Executive shall receive only that compensation, if any, to which she is entitled to under Sections 3.2(b) and 3.2(c), respectively.

        In no event shall the aggregate amount of all compensation which Executive may receive pursuant to the provisions of this Section 4, including without limitation, any salary, bonuses, stock options, employee benefits and all other cash and in-kind compensation exceed an amount (the "Maximum Compensation Amount") which would give rise to an "excess parachute payment" as determined by Section 280G of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. In the event that this Section 4 would entitle Executive to sums in excess of the Maximum Compensation Amount, the Company shall use its sound discretion, in good faith, to furnish Executive with a post-termination compensation package which is substantially equal to the Maximum Compensation Amount.

        4.3 Change of Control. As used in this Section 4, the term "change of ownership or control" means and refers to:

               a. any merger, consolidation, or sale of the Company such that any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) acquires beneficial ownership, within the meaning of Rule 13d-3 of the Exchange Act, of 20 percent or more of the voting common stock of the Company and the ownership interest of the voting common stock owned by UniHealth is less than or equal to the ownership interest of the voting common stock of such individual, entity or group;

                b. any transaction in which the Company sells substantially all of its material assets;

                c. a dissolution or liquidation of the Company; or

                d. the Company becomes a non-publicly held company.

        4.4 Good Cause. As used in this Section 4, "good cause" for Executive to terminate her employment shall be deemed to exist if Executive voluntarily terminates her employment for any of the following reasons:

                a. Without Executive's express prior written consent, Executive:


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

                      (i) is assigned duties materially inconsistent with
               Executive's position, duties, responsibilities, or status with the Company which substantially varies from that which existed immediately prior to such change of ownership or control;

                      (ii) experiences a change in her reporting level, titles,
               or business location (to a point more than 50 miles outside of Orange County, California) which substantially varies from that which existed immediately prior to the change of ownership or control; or

                      (iii) with respect to any position held immediately prior
               to the change of ownership or control, is removed or fails to obtain reelection, which removal or failure to reelect is not directly related to Executive's incapacity or disability, habitual neglect, gross misconduct or death;

               b. Without Executive's express prior written consent, Executive's salary is reduced below that which existed immediately prior to the change of ownership or control and such change is not otherwise applied to others in the Company with at least Executive's position or title;

               c. Without Executive's express prior written consent, any employee benefit, business expense reimbursement or allotment, incentive bonus program, or any other manner or form of compensation available to Executive immediately prior to the change of ownership or control is reduced or eliminated and such change is not otherwise applied to others in the Company with at least Executive's position or title;

               d. The Company fails to obtain from any successor, before the succession takes place, a written commitment obligating the successor, to perform this Agreement in accordance with all of its terms and conditions; or

               e. The Company or any successor thereto, purports to terminate Executive without first giving Executive prior written notice thereof, in accordance with the provisions of Section 2.2(d), that specifies: (i) the exact provision of Section 2.2 relied upon; and (ii) the facts and circumstances, in reasonable detail, serving as the basis for Executive's termination.


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




5.      NOTICES

        All notices or other communications required or permitted to be made hereunder shall be given in writing and sent by either personal delivery, overnight delivery, or United States registered or certified mail, return receipt requested, all of which shall be properly addressed with postal or delivery charges prepaid, to the parties at their respective addresses set forth below, or to such other addresses as either party may designate to the other in accordance with this Section 5:

        If to the Company:          PacifiCare Health Systems, Inc.
                                    5995 Plaza Drive
                                    Cypress, California 90630
                                    Attn: President and
                                          Chief Executive Officer

        If to Executive:            Linda Lyons, M.D., F.A.C.P.
                                    14886 De La Valle Place
                                    Del Mar, California 92014

All notices sent by personal delivery shall be deemed given when actually received. All notices sent by overnight delivery shall be deemed given on the next business day. All other notices sent via United States mail shall be deemed given no later than two business days after mailing.


6.      GENERAL PROVISIONS

        6.1 Assignability. This Agreement shall inure to the benefit of, and shall be binding upon the heirs, executors, administrators, successors, and legal representatives of Executive and shall inure to the benefit of, and be binding upon the Company and its successors and assigns. Executive shall not assign, delegate, subdelegate, transfer, pledge, encumber, hypothecate, or otherwise dispose of this Agreement, or any rights, obligations, or duties hereunder, and any such attempted delegation or disposition shall be null and void and without any force or effect; provided however, that nothing contained herein shall prevent Executive from designating beneficiaries for insurance, death, or retirement benefits.

        6.2 Entire Agreement. This Agreement is a fully integrated document and contains any and all promises, covenants, and agreements between the parties hereto with respect to Executive's employment. This Agreement supersedes any and all other, prior or contemporaneous, discussions, negotiations, representations, warranties, covenants, conditions, and agreements, whether written or oral, between the parties hereto.

        6.3 Severability. In the event any one or more of the provisions of this Agreement shall be rendered by a court of competent jurisdiction to be invalid, illegal, or unenforceable, in any respect, such invalidity, illegality, or unenforceability shall not affect or impair the remainder of this Agreement which shall remain in full force and effect and enforced accordingly.

        6.4 Amendment. This Agreement shall not be changed, amended, or modified, nor shall any performance or condition hereunder be waived, in whole or in part, except by written instrument signed by the party against whom enforcement or waiver is sought. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other or subsequent breach of the same or any other term or condition of this Agreement.


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

        6.5 Governing Law. This Agreement shall be governed by, enforced under, and construed in accordance with the laws of the State of California.


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

The Company:                        PACIFICARE HEALTH SYSTEMS, INC.,
                                            a Delaware corporation

                                            /s/ Alan Hoops
                                            --------------------------------
                                            By:     Alan Hoops
                                            Title:  President and
                                                   Chief Executive Officer

Executive:                                  /s/ Linda Lyons
                                            --------------------------------
                                            Linda Lyons, M.D., F.A.C.P.

                                   SCHEDULE I



LTPIP TARGET and MAXIMUM BONUS AWARD CHANGES

        Target                                     Maximum
        ------                                     -------




MICP TARGET and MAXIMUM BONUS AWARD CHANGES

        Target                                     Maximum
        ------                                     -------

                                 FIRST AMENDMENT
                         EXECUTIVE EMPLOYMENT AGREEMENT


        This First Amendment, dated as of January 1, 1998 (the "Amendment"), to the Executive Employment Agreement, dated as of June 10, 1996 (the "Agreement"), between PacifiCare Health Systems, Inc., a Delaware corporation, and Linda Lyons, M.D., F.A.C.P., an individual ("Executive"), hereby amends the Agreement as follows:

        1. AMENDMENT TO SECTIONS 3.2(d)(1) AND 4.1(a). Sections 3.2(d)(1) and 4.1(a) are hereby amended such that the period for which Executive is to receive her annual base salary under such sections is hereby changed from 12 to 24 months.

        2. AMENDMENT TO SECTIONS 3.2(b)(4), 3.2(d)(4), 4.1(c), 4.1(d) AND
4.1(f). Sections 3.2(b)(4), 3.2(d)(4), 4.1(c), 4.1(d) and 4.1(f) are hereby amended such that the period for which Executive is to receive the benefit specified in such sections is hereby changed from 12 to 24 months.

        3. AMENDMENT TO SECTION 4.1(b). Section 4.1(b) of the Agreement is hereby amended such that the payment of health insurance premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for Executive and Executive's dependents shall be made for a period of 18 months following the effective date of such termination.

        4. LIMITATION OF AMENDMENTS. Except as expressly provided herein, no terms or provision of any agreement or instrument are modified or changed by this Amendment and the terms and provisions of the Agreement, as amended by this Amendment, shall continue in full force and effect.

        5. GOVERNING LAW. This Amendment shall be construed, interpreted and enforced in accordance with, and governed by California law.

        6. CAPITALIZED TERMS. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

        7. DUPLICATE ORIGINALS; EXECUTION IN COUNTERPART. Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

        8. WAIVERS AND AMENDMENTS. Neither this Amendment nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

        9. SECTION HEADINGS. The titles of the sections hereof appear as a matter of convenience only, do not constitute a part of this Amendment and shall not affect the construction hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.



                                            PACIFICARE HEALTH SYSTEMS, INC.,
                                            a Delaware corporation


                                            /s/ Alan R. Hoops
                                            --------------------------------
                                            By:     Alan R. Hoops
                                            Title:  President and
                                                    Chief Executive Officer




                                            /s/ Linda Lyons
                                            --------------------------------
                                            Linda Lyons, M.D., F.A.C.P.

                                SECOND AMENDMENT
                         EXECUTIVE EMPLOYMENT AGREEMENT


        This Second Amendment, dated as of February 9, 1998 (the "Second Amendment") to the Employment Agreement, dated as of June 10, 1996, as amended by that certain First Amendment to Executive Employment Agreement, dated as of January 1, 1998 (collectively, the "Agreement"), between PacifiCare Health Systems, Inc., a Delaware corporation (the "Company"), and Linda Lyons, M.D., F.A.C.P., an individual ("Executive") is made with reference to the following facts:

                                    PREAMBLE

        A. WHEREAS, under the provisions of the original Agreement, the Company agreed to provide Executive with certain relocation benefits.

        B. WHEREAS, the parties believe that it is in their best interests to amend the Agreement to provide that in lieu of such relocation benefits, the Company will provide Executive with a $50,000 relocation benefit ("Relocation Benefit"), which amount shall be repaid by Executive if she does not continue in her employment with the Company for a sufficient period of time in order to earn the Relocation Benefit.

        NOW THEREFORE, in consideration of the above premises, the parties hereby agree to amend the Agreement as follows:

        1. AMENDMENT TO SECTION 3.1(d). Section 3.1(d) of the Agreement is hereby deleted in its entirety and restated in its entirety to read as follows:

               "d. As of the date hereof, Company shall discontinue providing Executive any of the Relocation Services set forth in the May 10, 1996 letter of employment from the Company to Executive and referred to in the Agreement. In lieu of such Relocation Services and the Relocation Allowance (as defined in the Agreement), Executive shall receive a relocation benefit in the amount of $50,000 (the "Relocation Benefit"). If Executive voluntarily leaves the Company or Executive is terminated pursuant to the provisions of Section 2.2(c) prior to January 3, 2001, Executive shall be required to repay the gross amount of the Relocation Benefit as follows:

                      (i) if Executive leaves the Company prior to January 3,
               1999, Executive shall be required to repay $33,333 of the Relocation Benefit;

                      (ii) if Executive leaves the Company prior to January 3,
               2000, Executive shall be required to repay $16,667 of the Relocation Benefit; and

                      (iii) if Executive leaves the Company subsequent to
               January 3, 2001, Executive shall be deemed to have earned the Relocation Benefit in full and shall not be required to repay the Relocation Benefit.

        2. AMENDMENT TO SECTION 3.1(e). Section 3.1(e) of the Agreement is hereby amended and restated in its entirety to read as follows:

               "(e)   Intentionally omitted."

        4. LIMITATION OF AMENDMENTS. Except as expressly provided herein, no terms or provision of any agreement or instrument are modified or changed by this Amendment and the terms and provisions of the Agreement, as amended by this Amendment, shall continue in full force and effect.

        5. GOVERNING LAW. This Amendment shall be construed, interpreted and enforced in accordance with, and governed by California law.

        6. CAPITALIZED TERMS. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

        7. DUPLICATE ORIGINALS; EXECUTION IN COUNTERPART. Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

        8. WAIVERS AND AMENDMENTS. Neither this Amendment nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

        9. SECTION HEADINGS. The titles of the sections hereof appear as a matter of convenience only, do not constitute a part of this Amendment and shall not affect the construction hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.



                                            PACIFICARE HEALTH SYSTEMS, INC.,
                                            a Delaware corporation


                                            /s/ Alan R. Hoops
                                            --------------------------------
                                            By:    Alan R. Hoops
                                            Title: President and
                                                   Chief Executive Officer



                                            /s/ Linda Lyons
                                            --------------------------------
                                            Linda Lyons, M.D., F.A.C.P.